Exhibit 99.1

AVROBIO Announces 87% Substrate Reduction in First Kidney Biopsy and

Additional Positive Data from Clinical Trials of AVR-RD-01

Investigational Gene Therapy in Fabry Disease

•	87% reduction in average number of Gb3 inclusions in first kidney biopsy taken one year post-treatment, the primary efficacy endpoint in the Phase 2 trial

•	Plasma lyso-Gb3 consistently reduced 33% to 41% below baseline enzyme replacement therapy (ERT) levels in the first four Phase 1 patients

•	Durability observed across multiple biomarkers, sustained at more than two years for the first Phase 1 patient

•	No SAEs related to AVR-RD-01 drug product; SAEs and AEs reported have been consistent with conditioning regimen, underlying disease or pre-existing conditions across both studies

•	Company to host a conference call to discuss these additional data today, July 15, 2019, at 8:00 a.m. ET

CAMBRIDGE, Mass.– July 15, 2019 – AVROBIO, Inc. (NASDAQ: AVRO) (the “Company”) today announced the first kidney biopsy result and additional positive data from two ongoing clinical trials of its AVR-RD-01 investigational gene therapy in Fabry disease. To date, eight patients have been dosed in the trials – three patients in the Phase 2 FAB-2011 trial and five patients in the Phase 1 FACTs2 trial.

AVR-RD-01 Summary of Interim Clinical Data

The primary efficacy endpoint for the Phase 2 FAB-201 trial is the change from baseline in the average number of Gb3 inclusions per peritubular capillary (PTC)3 as measured in a kidney biopsy one year post-treatment with AVR-RD-01. Gb3, or globotriaosylceramide, is a substrate (or fat) that accumulates in the cells of Fabry patients and can result in damage to multiple organs including the kidneys and heart.

In addition to safety, the FAB-201 and Phase 1 clinical trials are examining a number of secondary efficacy and other endpoints, including biomarkers, such as measurements in the plasma of Gb3 and lyso-Gb3 (the toxic metabolite of Gb3), AGA enzyme activity levels in leukocytes and plasma, vector copy number (VCN), as well as indicators of kidney and cardiac function.

The following is a summary of key observations from the most recent interim clinical data set:

•

Substantial Gb3 substrate reduction in kidney biopsy. The kidney biopsy for the first treatment-naïve patient dosed in the FAB-201 trial, as reviewed by two independent examiners, showed a reduction from an average of 3.55 Gb3 inclusions per PTC at baseline to an average of 0.47 inclusions per PTC one year after administration of the Company’s AVR-RD-01 investigational gene therapy, representing an 87% reduction.

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Sustained plasma lyso-Gb3 reductions. The first Phase 2 patient had an 87% reduction in plasma lyso-Gb3 at one year. The first four Phase 1 patients have seen their plasma lyso-Gb3 levels reduced between 33% and 41% versus their ERT pre-treatment levels. In particular, the 41% reduction level has stabilized at more than two years for the first Phase 1 patient.

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Durability data for AVR-RD-01 continues to show sustained results across multiple parameters. All six patients across the trials for whom data are reported at six months or longer post-treatment with AVR-RD-01 show sustained AGA enzyme activity in leukocytes and plasma and exhibit consistent VCN trends, with VCN levels for the first Phase 1 patient stable at more than two years post-treatment.

•

Kidney and cardiac functions stable. Kidney and cardiac functions, as measured by GFR[4] and cardiac MRI Left Ventricular Mass parameters, were stable and in a normal range in the first Phase 2 patient at one year.

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Phase 1 patients who have discontinued ERT remain off ERT. The two patients in the Phase 1 trial who discontinued ERT post-AVR-RD-01 treatment remain off ERT to date. These patients have now been off ERT for 10 and 9 months, respectively. A third patient is in the process of discontinuing ERT.

•

No unexpected trends or safety events were identified. Serious adverse events (SAEs) and adverse events (AEs) reported were generally consistent with myeloablative conditioning, underlying disease or pre-existing conditions.

“We are excited by the magnitude of the Gb3 reduction observed in the first patient’s kidney biopsy at 12 months. This is the primary efficacy endpoint in FAB-201 and an efficacy endpoint that has previously been utilized by the FDA in evaluating and approving treatment for Fabry disease,” commented Birgitte Volck, MD, PhD, AVROBIO’s President of Research and Development. “Our prior data readouts have shown AVR-RD-01 is associated with reductions of Gb3 and lyso-Gb3 levels in the plasma, and today’s data further support its potential to reduce Gb3 levels in tissue, including in the kidney. We believe the 87% Gb3 clearance in the kidney biopsy may be considered clinically relevant since Gb3 accumulation in organs of Fabry patients is associated with significant morbidity and early mortality.”

Dr. Mark Thomas of the Department of Nephrology at Royal Perth Hospital and Clinical Professor at the University of Western Australia Medical School, the lead investigator for the FAB-201 trial, noted, “I believe today’s data indicate that AVR-RD-01 is substantially reducing the build-up of Gb3 substrate in kidney tissue to potentially effective clearance levels. This, along with the sustained reduction in Gb3 and lyso-Gb3 in plasma observed to date, could translate into substantially improved patient outcomes over the current standard of care.”

Interim clinical data for all eight patients dosed to date in the FAB-201 and Phase 1 clinical trials appear to indicate that the Company’s AVR-RD-01 investigational gene therapy has been generally well tolerated with no unexpected trends or safety events identified. No serious adverse events (SAEs) related to the AVR-RD-01 drug product were reported as of the safety data cut-off dates of July 10, 2019 for the FAB-201 trial and May 24, 2019 for the Phase 1 trial. As of the respective safety data cut-off dates, four SAEs were reported in the FAB-201 trial and two SAEs were reported in the Phase 1 trial and were consistent with expectations for the myeloablative conditioning regimen, stem cell mobilization, underlying Fabry disease, or pre-existing conditions. Low anti-AGA antibody titers have been detected in two patients, one in each of the trials, and the Company believes neither is considered to be of clinical relevance.

“With eight Fabry patients across two trials now treated with our investigational gene therapy, we are extremely pleased with the emerging data set and its support for AVR-RD-01 to potentially address the genetic basis of Fabry disease. As these clinical trials progress, we aim to position AVR-RD-01 as a first-line therapy,” said Geoff MacKay, AVROBIO’s President and CEO. “Looking beyond Fabry disease, we remain on track for other important anticipated milestones, including the dosing of the first patients in the Gaucher and cystinosis Phase 1/2 trials in the second half of 2019 as well as the introduction into our clinical programs of our commercial-scale plato platform.”

Enrollment in the FAB-201 clinical trial is ongoing, and further details are available on clinicaltrials.gov.

Conference Call and Webcast Information

AVROBIO will host a conference call and webcast on Monday July 15, 2019 at 8:00 a.m. ET to review the updated clinical data. The event will be webcast live and can be accessed under “Events and Presentations” in the Investors section of the Company’s website at www.avrobio.com. Alternatively, audience members may listen to the call by dialing (866) 353-0165 from locations in the United States and (409) 217-8080 from outside the United States. The conference ID number is 1578335. A replay of the webcast will be available on the Company’s website for 90 days following the call.

About Fabry Disease

Fabry disease is a rare lysosomal storage disease associated with significant morbidity and early mortality. It is caused by a defective gene that causes a deficiency in the functional enzyme, α-galactosidase A (AGA), which breaks down a particular type of fat in the body’s cells known as globotriaosylceramide, or Gb3. As Gb3 and related substrates build up in patients with Fabry disease, Gb3 and its metabolites (principally lyso-Gb3) become toxic to the patient’s cells. The accumulation of Gb3 and other glycosphingolipids results in damage to multiple tissues and organs, especially the kidneys, heart and blood vessels, leading to cerebrovascular complications including stroke. In addition, high levels of Gb3 substrate accumulation in the kidney may cause kidney failure. Gb3 can also accumulate in other tissues, such as the nervous system, where it can lead to debilitating pain. Due to end-stage renal disease and other life-threatening complications associated with Fabry disease, the average life expectancy in affected classic Fabry males is approximately 58 years of age. Most patients with Fabry disease begin experiencing chronic pain in childhood but are often not diagnosed with Fabry disease until their twenties, due to a broad variation in patient symptoms. It is estimated that Fabry disease is diagnosed in approximately one in 40,000 males and one in 118,000 females in the United States, but studies have suggested that a larger number of patients may be undiagnosed.

About the AVR-RD-01 Clinical Trials

The investigator-sponsored Phase 1 trial is designed to assess the safety and preliminary efficacy of the Company’s investigational gene therapy, AVR-RD-01, in patients with classic Fabry disease who have been treated with standard-of-care enzyme replacement therapy (ERT) for at least six months; enrollment is complete with five patients dosed. The Phase 1 trial is conducted by the FACTs team (FAbry disease Clinical research and Therapeutics) in Canada and led by their principal investigator, Jeffrey A. Medin, PhD. The FAB-201 trial is an ongoing open-label, single-arm Phase 2 clinical trial evaluating the efficacy and safety of AVR-RD-01 in eight to twelve treatment-naïve patients with Fabry disease.

About AVR-RD-01

AVR-RD-01 is an investigational, ex vivo lentiviral gene therapy being developed as a single-dose therapy with the potential to provide life-long therapeutic benefit for patients with Fabry disease. AVR-RD-01 employs a state-of-the-art lentiviral vector system that is designed to be an efficient gene transfer system with the goal of permanent integration of functional copies of the AGA transgene5 into the patient’s own stem cells. In patients with Fabry disease, hematopoietic stem cells are collected from the patient and then transduced with lentiviral vector carrying a functional version of the α-galactosidase A (GLA) gene that encodes for active α-galactosidase A (AGA) – the enzyme that is deficient in Fabry disease – to create AVR-RD-01. AVR-RD-01 is then infused back into the patient with the goal of having transduced cells, and their daughter cells, secrete functional AGA into the plasma and tissues, which can then be taken up by other cells in the body. This process is called cross correction.

About AVROBIO, Inc.

AVROBIO, Inc. is a leading, Phase 2 gene therapy company focused on the development of its investigational gene therapy, AVR-RD-01, in Fabry disease, as well as additional gene therapy programs in other lysosomal storage disorders including Gaucher disease, cystinosis and Pompe disease. The Company’s plato™ platform includes a proprietary vector system, automated cell manufacturing solution and refined conditioning regimen deploying therapeutic drug monitoring. AVROBIO is headquartered in Cambridge, MA and has offices in Toronto, ON. For additional information, visit www.avrobio.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements regarding our business strategy, prospective products and goals, the therapeutic potential of our product candidates, the design, enrollment and timing of ongoing or planned clinical trials, clinical trial results, product approvals and regulatory pathways, potential regulatory approvals and the timing thereof, anticipated benefits of our gene therapy platform, the expected safety profile of our product candidates and timing and likelihood of success of current or future product candidates. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Results in preclinical or early stage clinical trials may not be indicative of results from later stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements, or the scientific data presented.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risk that any one or more of AVROBIO’s product candidates will not be successfully developed or commercialized, the risk of cessation or delay of any ongoing or planned clinical trials of AVROBIO or our collaborators, the risk that AVROBIO may not realize the intended benefits of our gene therapy platform, the risk that our product candidates or procedures in connection with the administration thereof will not have the safety or efficacy profile that we anticipate, the risk that prior results, such as signals of safety, activity or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or trials involving AVROBIO’s product candidates, the risk that we will be unable to obtain and maintain regulatory approval for our product candidates, the risk that the size and growth potential of the market for our product candidates will not materialize as expected, risks associated with our dependence on third-party suppliers and manufacturers, risks regarding the accuracy of our estimates of expenses and future revenue, risks relating to our capital requirements and needs for additional financing, and risks relating to our ability to obtain and maintain intellectual property protection for our product candidates. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Note regarding trademarks: plato™ is a trademark of AVROBIO. Other trademarks referenced in this presentation are the property of their respective owners.

[1]	The official name of the ’FAB-201 Trial’ is AVRO-RD-01-201, which is a Phase 2 trial of AVROBIO’s investigational gene therapy, AVR-RD-01, in Fabry disease.
[2]

FACTs - FAbry disease Clinical research and Therapeutics in Canada is conducting the Phase 1 trial. Jeffrey A. Medin, PhD, Vice Chair of Research Innovation and MACC Fund Chair of Pediatrics and Biochemistry, Medical College of Wisconsin, is the Principal Investigator of the FACTs team.

[3]

Peritubular capillaries (PTCs), also referred to as kidney interstitial capillaries (KICs), convey blood after filtration in the glomeruli, enabling it to eventually exit the kidneys and return to the circulatory system.

[4]

Glomerular Filtration Rate (GFR) includes estimated GFR (eGFR) determined using the Chronic Kidney Disease Epidemiology Collaboration (CKD-EPI) formula, and measured GFR (mGFR) determined using plasma clearance of iohexol.

[5]	A transgene is an exogenous DNA sequence introduced into the genome, which in the case of AVR-RD-01 encodes for functional AGA enzyme.

Investor Contact:

Christopher F. Brinzey

Westwicke Partners

339-970-2843

chris.brinzey@westwicke.com

Media Contact:

Kathryn Morris

The Yates Network

914-204-6412

kathryn@theyatesnetwork.com